SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 20, 2002

                        Commission File Number: 000-28005

                             MetaSource Group, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               88-0422028
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

40 Exchange Place, Suite 1607, New York, New York                         10005
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(Address of principal executive offices)                             (Zip Code)

                                 (646) 805-5141
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              (Registrant's Telephone Number, Including Area Code)


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                   (Former name, if changed since last report)

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      (Former Address and Telephone Number of Principal Executive Offices)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
--------------------------------------------------------

On or about November 22, 2002, a new accountant, Merdinger, Fruchter, Rosen & Company, P.C., was engaged as the principal accountant to audit the Registrant's financial statements for the 2002 fiscal year. The decision to engage the new auditor was recommended and approved by the Registrant's Board of Directors. On or about November 20, 2002, the Registrant's auditor, Beckstead and Watts, LLP ("Beckstead") resigned as the Registrant's auditor.

For the period from March 30, 1999, the date of inception, through June 30, 2002, Beckstead's report on the Registrant's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than the qualification of the financial statements having been prepared on a going concern basis. For the period from March 30, 1999, the date of inception, through June 30, 2002, there were no disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

In addition, during March 30, 1999 through November 20, 2002, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.


Index to Exhibits
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16.1    Letter from Beckstead and Watts, LLP to the Securities and Exchange
Commission dated November 26, 2002


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             MetaSource Group, Inc.


November 26, 2002                   By:      /s/ Courtney Smith
                                             ---------------------------------
                                             Courtney Smith, President